Exhibit 99.1

Green Plains Prices Offering of $105 Million Aggregate Principal Amount of 4.00% Convertible Senior Notes due 2024

OMAHA, NEB., June 18, 2019 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced the pricing of its offering of $105 million aggregate principal amount of convertible senior notes due 2024, which was upsized from the previously announced $100 million aggregate principal amount of notes. The notes are to be offered and sold in a private placement to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), by the initial purchasers of the notes. The company has also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $20 million aggregate principal amount of notes.

The company expects to use approximately $40 million of the net proceeds from the offering to repurchase approximately 3.2 million shares of common stock concurrently with the offering in privately negotiated transactions. These repurchases are allocated out of the remaining $80 million of availability under the $100 million stock purchase program authorized by the Board of Directors in 2014. The company also expects to use approximately $57.8 million of the net proceeds to repurchase the outstanding $56.8 million outstanding principal amount of its 3.25% convertible senior notes due October 1, 2019, including accrued interest, in privately negotiated transactions concurrently with this offering.  The remaining proceeds will be used for general corporate purposes.

The notes will bear interest at a rate of 4.00% per year, payable on January 1 and July 1 of each year, beginning January 1, 2020, and mature on July 1, 2024. The notes will be general senior, unsecured obligations of the company. On and after July 1, 2022, and prior to the maturity date, the company may redeem, for cash, all, but not less than all, of the notes if the last reported sale price of the company's common stock equals or exceeds 140% of the applicable conversion price on (i) at least 20 trading days during a 30 consecutive trading day period ending on the trading day immediately prior to the date the company delivers notice of the redemption; and (ii) the trading day immediately before the date of the redemption notice. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, upon the occurrence of a "fundamental change" (as defined in the indenture for the notes), holders of the notes will have the right, at their option, to require the company to repurchase their notes for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be convertible, at the option of the holders, into consideration consisting of, at the company's election, cash, shares of the company's common stock, or a combination of cash and stock (and cash in lieu of fractional shares). However, before January 1, 2024, the notes will not be convertible unless certain conditions are satisfied. The initial conversion rate will be 64.1540 shares of the company's common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $15.59 per share of the company's common stock), representing an approximately 25.0% premium over the last reported sale price of the company's common stock on The Nasdaq Global Select Market on June 18, 2019. The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, the company may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events, including the company's calling the notes for redemption.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes or any common stock issuable upon conversion of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the notes will be made only by means of a private offering memorandum. The offer and sale of the notes and any shares of the company's common stock issuable upon conversion of the notes have not been registered under the Securities Act, or applicable state securities laws, and the notes and such shares may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with the Green Plains’ ability to successfully complete the sale of assets related to the company’s announced portfolio optimization plan or achieve anticipated savings from Project 24, and realized benefits from high-protein technology investment and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

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